UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Corporate Resource Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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160 BROADWAY, 13TH FLOOR
NEW YORK, NEW YORK 10038
(646) 443-2380

November 26, 2014

To the Shareholders of Corporate Resource Services, Inc.:

On behalf of the Board of Directors, I cordially invite you to attend the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Corporate Resource Services, Inc. to be held at the Down Town Association in the City of New York, 60 Pine Street, New York, New York 10005, on December 22, 2014 at 9:00 A.M.

The matters expected to be acted upon at the Annual Meeting are described in the attached Proxy Statement. During the meeting, shareholders who are present at the meeting will have the opportunity to ask questions.

We hope that as many shareholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your views are important. To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy card and promptly return it in the enclosed envelope. Please vote as soon as possible.

Sincerely,

/s/ John P. Messina, Sr.

John P. Messina, Sr.
Chief Executive Officer

160 BROADWAY, 13TH FLOOR
NEW YORK, NEW YORK 10038
(646) 443-2380

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 22, 2014

On December 22, 2014, Corporate Resource Services, Inc. (the “Company”) will hold its 2014 Annual Meeting of Stockholders at 9:00 a.m. EST. The Annual Meeting will be held at the Down Town Association at 60 Pine Street, New York, New York 10005, for the following purposes:

1)	To elect eight directors;

2)	Advisory vote to approve named executive officer compensation;

3)	To ratify the appointment of Crowe Horwath LLP as our independent registered public accountants for the fiscal year ending January 2, 2015; and

4)	To transact such other business that may properly come before the meeting or at any adjournment or postponement thereof.

More information about these business items is described in the proxy statement accompanying this notice. Any of the above matters may be considered at the Annual Meeting at the date and time specified above or at any adjournment or postponement of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. To ensure that your vote is counted at the meeting, please vote as soon as possible.

By order of the Board of Directors,

Gina L. Russo, Esq., Secretary

New York, NY

November 26, 2014

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION CARD AS INSTRUCTED OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD, VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

CORPORATE RESOURCE SERVICES, INC.

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Corporate Resource Services, Inc. (the “Company”) is providing these proxy materials to you for use in connection with the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 22 at 9:00 a.m. EST, and at any postponement or adjournment of the meeting. The Annual Meeting will be held at Down Town Association in the City of New York, 60 Pine Street, New York, New York 10005. Stockholders of record as of November 21, 2014 (the “Record Date”) are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

This Proxy Statement and Notice of Annual Meeting, the proxy card and our Annual Report to Shareholders are expected to be mailed to shareholders beginning on or about November 26, 2014.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	To vote on the following proposals:

•     to elect eight persons as directors;

•     advisory vote to approve named executive officer compensation;

•     to ratify the appointment of Crowe Horwath LLP as our independent registered public accountants for the fiscal year ending January 2, 2015; and

•     to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board recommends you vote:

•     FOR the election of John Messina, James Altucher, Joseph Cassera, Robert Cassera, Thomas Clarke, James Foley, Sylvan Holzer and Larry Melby as directors;

•     FOR the approval of named executive officer compensation; and

•     FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants for the fiscal year ending January 2, 2015.

Q:	Who is making this solicitation?

A:	The proxy for the Annual Meeting is being solicited on behalf of the Company’s Board.

Q:	Who is entitled to vote at the meeting?

A:	Stockholders Entitled to Vote. Stockholders who our records show owned shares of our Common Stock as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, we had a total of 158,015,295 shares of Common Stock issued and outstanding, which were held of record by approximately 1,035 stockholders. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting. Each share of Common Stock is entitled to one vote on each proposal.

Registered Stockholders. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or

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nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Q:	Can I attend the meeting in person?

A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice provides you with instructions regarding how to:

• view our proxy materials for the Annual Meeting on the Internet at www.mtrcoproxy.com/crs; and • request that we send our future proxy materials to you by mail or by email.

By accessing the proxy materials on the Internet, or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q:	How can I vote my shares?

A:

Registered Stockholders: Registered stockholders may vote in person at the Annual Meeting or by mail. If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided.

Street Name Stockholders: If your shares are held by a broker, bank or other nominee, you should have received instructions on how to vote or instruct the broker to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Street name stockholders may generally vote by one of the following methods:

•     By Mail. If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

•     By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker, nominee or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the holder of record; or

•     In Person With a Proxy from the Record Holder. A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, brokerage firm or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

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Q:	Can I change my vote?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive office (160 Broadway, 13th Floor, New York, New York 10038) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting), or (iv) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted).

Q:	What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

A:	You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the holder of record of the shares giving you the right to vote the shares.

Q:	What quorum is required for the Annual Meeting?

A:	At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	How are votes counted?

A:	Each holder of shares of Common Stock is entitled to one vote for each share held as of the Record Date.

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Approval of named executive officer compensation requires the approval of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. For purposes of this proposal, abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote. However, because this proposal is an advisory vote, the result will not be binding on the Company’s Board of Directors or the Company. The Board of Directors or a committee of the Board of Directors will consider the outcome of the vote when establishing or modifying the compensation of our Named Executive Officers.

Ratification of the appointment of our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposals. Abstentions are treated as shares present and entitled to vote for purposes of such proposals and, therefore, will have the same effect as a vote “against” the proposals. Broker non-votes will have no effect on the outcome of the vote.

Q:	What are broker non-votes?

A:	Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter — the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors and the advisory vote on named executive compensation.

Q:	Who will tabulate the votes?

A:	The Company has designated Gina L. Russo, Esq., the Company’s Secretary, as the Inspector of Election who will tabulate the votes.

Q:	Who pays for the proxy solicitation process?

A:	The Company will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and

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soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate Notices for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all of the Notices you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:

You may contact our transfer agent, Manhattan Transfer Registrar Company, located at 57 Eastwood Road, Miller Place, NY 11764, by telephone at (631) 928-7655, or by email at jahearn@mtrco.com, if you have lost your stock certificate or need to change your mailing address.

Q:	How can I obtain additional information about the company?

A:

The 2013 Annual Report contains our fiscal year 2013 Form 10-K filed with the SEC, including financial statements, but excluding exhibits. The Company will furnish to any shareholder, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2014, as filed with the SEC, upon written request to Corporate Resource Services, Inc., 160 Broadway, 13th Floor, New York, New York 10038, Attention: Gina L. Russo, Esq., Secretary.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, the Company’s Exchange Act filings may be inspected and copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549, on official business days during its hours of operation. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room.

Background of the company

Corporate Resource Services, Inc. is a diversified technology staffing, recruiting, and consulting services firm. We provide cloud-based enterprise applications and hosting services to professional employer organizations ("PEOs") and staffing companies, as well as diversified staffing, recruiting, and consulting services. The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial Work. Our blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

Our ability to deliver broad-based solutions provides our customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, we can create an on-site facility for recruiting, training and administration at the customer location. Our recruiters, who generally focus within their area of expertise, have the latest state-of-the-art recruiting resources available to help our customers secure the best candidates available in today's ever changing marketplace.

We offer our services through our wholly-owned subsidiaries, which include the following companies:

•	Accountabilities, Inc. (“Accountabilities”) provides administrative and light industrial staffing solutions, primarily to our customers in the Western United States;

•	Corporate Resource Development, Inc. (“CRD”) provides permanent and temporary professional, administrative and clerical solutions to financial services, entertainment, media, advertising, fashion and other companies through locations primarily in the Northeastern United States;

•	The CRS Group, Inc. (“CRS Group”) provides software and related hosting and technology services through its Summit Software division;

•	Diamond Staffing Services Inc. (“Diamond Staffing”) provides administrative, light industrial and professional staffing solutions throughout the United States most heavily concentrated in New Jersey, California and New England;

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•	Flex Recruitment Plus Limited (“FlexPlus”) is a staffing and technology business specializing in the placement of temporary, contract and permanent personnel in the United Kingdom. FlexPlus’ innovative on-line recruitment platform, i-Integra, enables it to provide complete end-to-end recruitment solutions to its clients;

•	Insurance Overload Services, Inc. (“Insurance Overload”) provides professional insurance industry staffing solutions for personnel in claims processing, customer services and related fields throughout the United States;

•	Integrated Consulting Group, Inc. (“ICG”) provides light industrial staffing solutions to our customers in the Northeastern United States;

•	TS Staffing Services, Inc. (“TS Staffing”) provides temporary placement solutions across a range of administrative and professional fields throughout the United States, most heavily concentrated in California, the Midwestern United States and Florida.

The type and number of services we offer have grown largely through the acquisition of established offices from general staffing companies.

As of October 31, 2014, we operated approximately 250 staffing and on-site facilities throughout the United States and in the United Kingdom and we offer our services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 21, 2014 with respect to our Common Stock that is beneficially owned by (i) each director and executive officer, (ii) each person known to us to beneficially own more than five percent of the shares of Common Stock, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the mailing address for each person listed in the table is 160 Broadway, 13th Floor, New York, NY 10038.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares (1)
John Messina	8,001,343	(2)	4.9%
Michael J. Golde	255,050	(3)	*
Frank Vaccaro	1,380,100	(4)	*
Mark Levine	1,463,798	(5)	*
Gina L. Turtoro	150,969		*
James Altucher	3,000,000	(6)	1.9%
Sylvan Holzer	-		*
Joseph Cassera	500,300		*
Robert Cassera	128,326,367	(7)	79.4%
Thomas J. Clarke, Jr	20,000		*
James Foley	1,005,092		*
Larry Melby	28,726		*
All Executives Officers and Directors as a Group (12 persons)	144,131,745		89.2%

(1)	Percentages are based on 158,015,295 shares of Common Stock outstanding as of November 21, 2014. Additionally, options to purchase 3,383,334 shares of Common Stock and warrants to purchase 250,000 shares of Common Stock that have vested or will vest within the next 60 days (see notes (2), (3) and (4)) have been included the calculation of the Company’s total number of shares of Common Stock for those applicable individuals and the group total.

(2)	Includes vested options to purchase up to 666,667 shares of Common Stock exercisable through January 31, 2023.

(3)	Includes vested options to purchase up to 250,000 shares of Common Stock exercisable through January 31, 2023.

(4)	Includes vested options to purchase up to 625,000 shares of Common Stock exercisable through January 31, 2023.

(5)	Includes vested options to purchase up to 150,000 shares of Common Stock exercisable through January 31, 2023. Includes 50,050 shares of Common Stock owned by two children who live in Mr. Levine’s household. 50 of these shares were granted by the Company to Mr. Levine's dependent son (an employee of the company), of which Mr. Levine disclaims beneficial ownership.

(6)	Pursuant to a Business Advisory Consulting Agreement our Company entered into on October 11, 2012 with Spruce Goose, Inc., an affiliate of Mr. Altucher, we: (a) issued 1,000,000 shares of Common Stock ; (b) undertook to issue an additional 100,000 shares of Common Stock each month from January through October 2013 all of which have been vested and issued as of October 23, 2013, have been included in Mr. Altucher’s beneficial ownership, but as to which he disclaims beneficial ownership; and (c) issued options to purchase up to 1,000,000 additional shares of Common Stock, vesting in monthly increments over 12 months, and exercisable through January 31, 2023, all of which have vested as January 3, 2014 included in Mr. Altucher’s beneficial ownership, but as to which he disclaims beneficial ownership.

(7)	Includes vested options to purchase up to 666,667 shares of Common Stock exercisable through January 31, 2023. Includes 37,701,643 shares of Common Stock held of record by Tri-State Employment Services, Inc. and 15,222,446 shares of Common Stock issued to Tri-Tel Communications, Inc.

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BOARD OF DIRECTORS

Our Board of Directors is presently composed of eight members, John Messina, James Altucher, Sylvan Holzer, Joseph Cassera, Robert Cassera, Thomas Clarke, James Foley and Larry Melby. Mr. Messina serves as Chairman of the Board of Directors.

Our Board of Directors has determined that Messrs. Holzer, Clarke and Melby are “independent” as that term is defined under the applicable rules and regulations of the SEC. There are no family relationships between any director and an executive officer except that Messrs. John Cassera and Robert Cassera are brothers.

Information about the Directors and Nominees

In accordance with our By-Laws, each member of our Board holds office until the next annual meeting of stockholders. At each annual general meeting of stockholders, the successors to our directors will be elected to serve until the next annual meeting or until their successors are duly elected and qualified. Set forth below is information regarding our current directors, all of whom are nominees for reelection at this Annual Meeting:

Name	Age	Position	Director Since
John Messina	47	Chief Executive Officer and Chairman	2012
James Altucher	46	Director	2012
Joseph Cassera	55	Director	2009
Robert Cassera	52	Director	2009
Thomas J. Clarke, Jr.	58	Director	2013
James Foley	52	Director	2012
Sylvan Holzer	65	Director	2014
Larry Melby	53	Director	2013

Business Experience and Qualifications of Directors

John Messina was appointed President in March 2009, Chairman of the Board on May 21, 2012 and Chief Executive Officer on October 10, 2012. Mr. Messina joined the Board in April 2007 and has served as Executive Vice President of Tri-State Employment Services, Inc., or TSE, since January 1998. Mr. Messina has been employed by TSE since 1997. Prior to joining TSE, Mr. Messina worked in the transportation industry and has been an entrepreneur in several small businesses. Mr. Messina brings extensive experience in temporary staffing services, as well as executive management and entrepreneurial experience to our Company. On July 22, 2014, Mark S. Levine was elected President, a title relinquished by John Messina who continues on as our Chief Executive Officer and Chairman of the Board.

James Altucher was named to the Board on September 13, 2012 and brings a wide range of investment experience to our Company.  He was the founder of Stockpickr LLC and served as its Chief Executive Officer from June 2006 to April 2007 when it was acquired by thestreet.com, where Mr. Altucher remained through March 2009. From March 2009 to September 2010, he was a member of the board of directors of Bit.ly, Inc., a URL shortening and bookmarking service, and has served on the board of directors of Optimal, Inc., a social meeting advertising and analytics platform, since November 2012. In addition, Mr. Altucher was a managing partner at Formula Capital Management LLC, an alternative asset management firm that runs a fund of hedge funds, from November 2004 to January 2010. He also is a columnist for the Financial Times as well as other blogs and publications and the author of the books Trade Like a Hedge Fund, Trade Like Warren Buffett and SuperCa$h. Previously, Mr. Altucher was a managing partner at technology venture capital firm 212 Ventures and was the founder of Vaultus and Reset Inc. He holds a bachelor's degree from Cornell and was a doctoral candidate at Carnegie Mellon University.

Joseph Cassera has served as a Director since September 2009. Mr. Cassera has served as Vice President of operations of TSE since January 2001. Prior to joining TSE, Mr. Cassera served as the Senior Network Administrator overseeing information technology operations and other wide area network activities for Siemens AG from 1986 to September 2001. Mr. Cassera brings extensive experience in temporary staffing and information technology to our Company.

Robert Cassera has served as a Director since February 2009. Mr. Cassera is the founder, sole owner, and has been the president and director of TSE since 1993. TSE itself and through several wholly-owned subsidiaries, including TSE-PEO, Inc. and TS Employment, Inc., primarily offers professional employer organization related services to privately-held and public companies, as well as to other professional employer organizations. Mr. Cassera brings extensive entrepreneurial, temporary staffing and management experience to our Company.

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Thomas J. Clarke, Jr. has served as a director since April 2013. Mr. Clarke serves as the Chief Executive Officer of Weiss Group, LLC, a leading provider of independent research, since July 2010. From 1999 through 2009, he served as Chief Executive Officer of TheStreet.com, Inc., (NASDAQ:TST) a financial media company. From 2002 through 2008, Mr. Clarke also served as Chairman of TheStreet.com. From 1998 through 1999, he served as President of Thomson Financial Investor Relations, following the acquisition of Technimetrics, Inc. by Thomson Financial. From 1984 through 1998, Mr. Clarke served in executive positions of increasing responsibility at Technimetrics, a global information company, rising to Chief Executive Officer from 1992 through the company's sale in 1998. From 1980 through 1984, he served as Operations Manager for McAuto Systems Group, Incorporated, a Medicaid billing processor. Mr. Clarke currently serves on the boards of Reis, Inc. (NASDAQ:REIS), a provider of commercial real estate information and analysis. He is also a mentor to students at Columbia University involved in the Executive Masters Program focusing on technology. Mr. Clarke received a B.S. degree in marketing from St. John’s University and an M.B.A. degree from Hofstra University. Mr. Clarke brings extensive management and public company experience to our Company.

James Foley was named to the Board on May 21, 2012. Mr. Foley has been Chief Operating Officer of TSE since 1997 (as well as Chief Financial Officer from 1997 to 2004) and consults with the Board on insurance and operational matters as well as assisting our management team in acquisitions and other valuations. Prior to joining TSE, Mr. Foley was a Financial Risk Manager in the Treasury Department of Chase Manhattan Bank, N.A. Mr. Foley has a B.A. in Economics from Wagner College. Mr. Foley brings extensive knowledge of our Company and risk management experience to our Company.

Sylvan Holzer is President of PNC Bank-Pittsburgh, with responsibilities including Corporate and Institutional Banking, Commercial Banking and Wealth Management in Western Pennsylvania. He also oversees financial services relationships with all large government entities, higher education institutions, health care organizations and labor unions. Mr. Holzer is a graduate of Duquesne University, where he received a Bachelor of Science degree in Economics. He is also a graduate of the Stonier Graduate School of Banking at Rutgers University and the University of Pittsburgh Katz Graduate School of Business-Management Program for Executives. Mr. Holzer brings a wealth of management and finance expertise to our Company.

Larry Melby was elected to the Board on February 5, 2013. Mr. Melby has, since September 2009, held the position of Chief Executive Officer of Select Specialty Hospital in Lake Worth, Florida. Previously, and from May 2003 until July 2008, he was the Chief Executive Officer of Town and Country Hospital in Tampa. From September 2001 until March 2003 he served as Chief executive officer of the Hollywood Medical Center of Hollywood, Florida. Mr. Melby was instrumental in establishing these facilities as healthcare leaders in South Florida. Mr. Melby also served as CEO of HCA Grant Center Hospital and HCA Deering Hospital, both in Miami. Mr. Melby has held other executive positions such as Chief Operating Officer for University Hospital in Tamarac, Florida and CEO of the Charter Hospital of Miami. Throughout Mr. Melby’s career, he has earned leadership roles with major national healthcare organizations like Tenet, HCA, Columbia and IASIS. Mr. Melby brings extensive managerial experience and knowledge of the health care industry to our Company.

There are no material proceedings to which any director, director nominee, executive officer or affiliate of the Company, any owner of record or beneficial interest of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries, except as disclosed.

No director, director nominee, officer or affiliate of the Company, owner of record or beneficial interest of more than five percent of any class of voting securities of the Company has, to the Company’s knowledge, during the last ten years (i) been convicted of any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violations with respect to such laws.

EXECUTIVE OFFICERS

Each officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our executive officers. Set forth below is information regarding our executive and certain key officers as of November 21, 2014.

Name	Age	Position
John Messina	47	Chief Executive Officer and Chairman
Mark S. Levine	53	President and Chief Operating Officer
Michael J. Golde	46	Chief Financial Officer and Treasurer
Frank Vaccaro	57	President of Sales
Gina L. Russo, Esq.	30	Secretary

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John Messina was appointed President in March 2009, Chairman of the Board on May 21, 2012 and Chief Executive Officer on October 10, 2012. Mr. Messina joined the Board in April 2007 and has served as Executive Vice President of TSE since January 1998. Mr. Messina has been employed by TSE since 1997. Mr. Messina relinquished his role as President in July 2014. Prior to joining TSE, Mr. Messina worked in the transportation industry and has been an entrepreneur in several small businesses. Mr. Messina brings extensive experience in temporary staffing services, as well as executive management and entrepreneurial experience to our Company.

Mark S. Levine has served as our President since July 22, 2014. He has served as the Chief Operating Officer of our Accountabilities subsidiary since February 2007 and became the Company’s Chief Operating Officer on May 21, 2012. From 2001 until joining the Company, he served as Executive Vice President of Accretive Solutions, Inc., a professional staffing services firm. From 1997 until 2001, he was Chief Marketing Officer of Stratus Services Group, Inc., a national staffing firm. From 1995 until 1997, Mr. Levine was Regional Vice President of CoReStaff Services, Inc., a staffing services provider. From 1993 until 1995, Mr. Levine was employed in various capacities by Norrell Services, including Regional Vice President. Mr. Levine brings his extensive experience in the temporary staffing industry and management to the Company.

Michael J. Golde was appointed Chief Financial Officer on May 21, 2012 and Treasurer on October 10, 2012.  Prior to starting work with the Company as Vice-President of Finance in January 2012, Mr. Golde had served as the Chief Financial Officer of Wimba, Inc. from October 2007 to June 2009 and Integra Realty Resources, Inc. from July 2009 to January 2012.  From February 2011 to January 2012 he was the President and Chief Executive Officer of Multiple Intelligence, Inc. a provider of financial and accounting, business valuation and merger and acquisition advisory services and Chief Financial Officer of Canrock Ventures, LLC.  Mr.  Golde has a total of over 20 years of financial and accounting experience including as Controller of Randstad North America from 1994 to 1999 and Chief Financial Officer of Accretive Solutions from 1999 to 2007.    Mr. Golde received a Bachelor of Business Administration and a Master of Business Administration from Pace University in 1990 and was a Senior Associate at Coopers & Lybrand (now PricewaterhouseCoopers) from 1990 to 1994.

Frank Vaccaro was appointed President of Sales on January 31, 2011. Mr. Vaccaro previously served as the Chief Executive Officer and President of Diamond Staffing Services Inc.(which entity was acquired by the Company on January 31, 2011) since January 2009, and in February 2010 was appointed as the Company’s Senior Vice President of Sales, a position that he filled in a part-time capacity. From 2003 through December 2008, Mr. Vaccaro was President and the primary shareholder of a national staffing company, also named Diamond Staffing Services Inc.

Gina L. Russo, Esq. was appointed Secretary on October 10, 2012 and is an attorney duly admitted in New York and New Jersey. She specializes in corporate law and labor and employment law. Ms. Russo joined TSE in 2007 and has served as Assistant General Counsel to Tri-State since May 2008. She received a Bachelor of Arts degree from Marist College and a Juris Doctor degree from Brooklyn Law.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Audit Committee, which was established in April 2013, is comprised of our three independent directors, Messrs. Holzer, Clarke and Melby. Mr. Holzer serves as chair of our audit committee and as our audit committee financial expert as defined in the rules of the SEC. Ms. Karen Amato, the former chair of our audit committee, resigned as a director on September 28, 2014. Our audit committee is in compliance with the requirements of the NASDAQ Stock Market, Inc. Marketplace Rules and the rules of the Securities and Exchange Commission (“SEC”).

The committee held one meeting during fiscal 2013 and held additional meetings before the issuance of our financial statements for fiscal 2013. The Audit Committee has a written charter, a copy of which is available on the Company’s website at: www.crsco.com. The information on the Company’s website is not a part of this proxy statement.

We do not have a compensation committee or nominating committee as we are deemed to be a “controlled company,” which is defined to be a company with more than 50% of the voting power for the election of directors held by an individual, a group or another company.

Director Qualifications

The Board determines periodically, as appropriate, the desired Board qualifications, expertise and characteristics, including such factors as business experience, diversity and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

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The Board evaluates each individual in the context of the membership of the Board as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, the Board also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company and other qualifications and characteristics.

Each director must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as a director. Any employee director must submit his or her offer of resignation from the Board in writing upon termination of employment with the Company. The Board will determine whether to accept or reject such resignation or whether other action should be taken.

Communications with the Board of Directors

Stockholders may communicate with our Board of Directors at the following address:

The Board of Directors

c/o Gina L. Russo, Secretary

160 Broadway, 13th Floor,

New York, New York 10038

Communications are distributed to the Board of Directors or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Code of Conduct

We have adopted a Code of Conduct and Business Conduct Policy that applies to all of our directors, executive officers and employees, including our Chief Executive Officer, our Chief Financial Officer and other senior financial officers. We have posted our Code of Conduct on our website at www.crsco.com and will post on our website any subsequent amendments thereto (other than technical, administrative or non-substantive amendments) and any waivers of provisions contained in our Code of Conduct for directors, executive officers or employees.

Board Leadership and Role in Risk Oversight

We believe that our Board provides strong overall management of the Company. The Board of Directors believes that Mr. Messina’s service as Board Chair and Chief Executive Officer is appropriate and is in the best interests of the Board, the Company and its stockholders. Mr. Messina was appointed President in March 2009, Chairman of the Board on May 21, 2012 and Chief Executive Officer on October 10, 2012. He brings valuable insight given his tenure with us, as well as his knowledge of our industry. Mr. Messina relinquished his role as President in July 2014.

Our Board of Directors as a whole has responsibility for risk oversight. The oversight responsibility of the Board is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Director Compensation

In 2013, we began to issue on an annual basis, 20,000 restricted shares of our Common Stock to each of our independent directors as compensation for their services.

Board Meetings; Executive Sessions

The Company’s Board of Directors held four meetings during fiscal 2013. Each director who served as such during 2013 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period served). The members of the Company’s Audit Committee met one time in fiscal 2013 and held additional meetings before the issuance of our financial statements for fiscal 2013. Each member who served on the audit committee attended the meeting of the audit committee.

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The policy of the Company’s Board of Directors is that independent directors should meet in regularly scheduled executive sessions without management and non-independent directors. In addition, the Company’s Audit Committee charter requires that the members of the Audit Committee meet with the Company’s independent auditors in executive session. We adopted such policy and Audit Committee charter in connection with the listing of the Company’s securities on The NASDAQ Capital Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based on our review of the copies of such forms that we have received, we believe that all of our executive officers, directors and persons owning more than ten percent of our common shares complied with all filing requirements applicable to them with respect to events or transactions during our 2013 fiscal year.

AUDIT COMMITTEE REPORT

In connection with the Company’s audited financial statements for the fiscal year ended January 3, 2014, our Audit Committee, (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm

The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2014, for filing with the Securities and Exchange Commission.

Thomas J. Clarke, Jr.
Larry Melby

AUDIT FEES AND SERVICES

Our financial statements for Fiscal Year 2012 have been audited by Rosen Seymour Shapss Martin and Company LLP, an independent registered public accounting firm. On December 27, 2013, our Audit Committee replaced Rosen Seymour Shapss Martin & Company LLP as our independent registered public accounting firm and engaged Crowe Horwath LLP as our independent registered public accounting firm effective January 3, 2014. Our financial statements for Fiscal Year 2013 have been audited by Crowe Horwath LLP.

The following table sets forth the aggregate fees billed to us for the Fiscal Years ended January 3, 2014 and December 28, 2012 by our independent auditors for such Fiscal Years (in thousands):

	Years Ended
	January 3,	December 28,
	2014	2012
Audit Fees	$1,893,000	$241,000
Audit-Related Fees	80,000	59,000
Tax Fees	158,000	73,000
All Other Fees	2,000	11,000
Total	$2,133,000	$384,000

Audit fees represent amounts billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year. Audit-Related Fees include amounts billed for professional services rendered in connection with our SEC filings. The Board has considered whether provision of the non-audit services described above is compatible with maintaining the independent auditors’ independence and has determined that such services did not adversely affect their independence.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance. This information is disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

We refer to the executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as the “Named Executive Officers.”

Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each component of compensation that we provide. In addition, we explain how and why the Company arrived at the specific compensation policies and decisions involving our executive team, including the Named Executive Officers, during fiscal 2013.

Executive Compensation Philosophy

The compensation of our executive officers, as presented in the summary below, is administered by our Board of Directors. Our overall compensation objective is to compensate our executive officers and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff our business. Currently, we face challenges in hiring and retaining executive officers due to a number of factors that contribute to a relatively small pool of available executive talent. These challenges are similar to those faced by many high-growth companies in our industry. We believe that this makes recruiting and retaining key executive officers difficult, and our executive compensation program takes into account and seeks to address these challenges, including the following:

•	Executive Background — Typically, we hire experienced managers with specific experience in key functional areas who have operated in our industry. The number of executives with the most desirable experience is relatively low and these executives are more difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more aggressive with our executive compensation packages.

•	Corporate Environment — We are a demanding employer and our fast-moving, challenging culture is not always suited to the executives who comprise the talent pool from which we recruit.

•	Replacement Cost — When determining the compensation for a current executive officer who has been with us for a substantial period of time, the Company takes into consideration what it may cost to hire that executive officer’s replacement. We believe that replacement cost is highly relevant to an executive officer’s compensation because it is what we would have to pay if the executive officer left given the factors described above and it likely approximates the executive officer’s own perceived value in the competitive environment for executive talent.

For our executive officers, including the Named Executive Officers, we will seek to align our executive compensation program with the interests of our stockholders by tying a significant portion of our executive officers’ total compensation to the performance of our Company. Our objective is to implement strategies for delivering compensation that are competitive with the overall industry, provide sufficient emphasis on “pay-for-performance” and are appropriately aligned with the Company’s financial goals and long-term stockholder returns.

Employment Arrangements

John P. Messina

We entered into an employment contract with Mr. Messina on September 23, 2013. The employment agreement provides for a term of employment of one year with automatic one year renewals. During the term of the agreement, Mr. Messina will receive an annual salary of $208,000, which the Company may increase at its discretion and he will be eligible to receive a discretionary bonus, based on his performance if and when determined by our Board of Directors.  Mr. Messina also receives health benefits, a monthly membership for a health and fitness facility as well as a complete annual physical.  In addition, the amount of severance compensation that would be payable to Mr. Messina in the event of the termination of his employment without cause would be equal to one year’s salary.

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Mark S. Levine, Chief Operating Officer and President (since July 22, 2014)

We entered into an employment agreement with Mark Levine in January 2007, which provided for an annual base salary of $230,000 per annum and entitles Mr. Levine to an annual bonus of $25,000 or 2% of Accountabilities earnings before interest, taxes and amortization, whichever is greater.  In addition, in April 2007, we issued 500,000 shares of restricted stock to Mr. Levine.  In Fiscal Year 2012 these restricted shares became fully vested.  On May 21, 2012, Mr. Levine was named Chief Operating Officer of the Company and his salary was increased to $300,000, which the Company may further increase at its discretion and he may be eligible to receive a discretionary bonus, based on his performance if and when determined by the Company’s President, Chief Executive Officer and the Board.  In addition, Mr. Levine was issued 300,000 shares of the Company’s common stock that vested immediately. During his tenure, Mr. Levine will be entitled to participate in such plans and programs as the Company may adopt from time to time in accordance with the terms of those plans and programs.  The agreement with Mr. Levine has an indefinite term, unless terminated by either party, and provides that Mr. Levine is entitled to three months’ severance pay, payable over a three month period if he is terminated without cause.  If Mr. Levine terminates the agreement, he shall not be entitled to any severance pay.  As of November 21, 2014, the amount of severance compensation that would be payable to Mr. Levine in the event of a termination without cause would be $75,000.

Frank Vaccaro, President of Sales

On January 31, 2011, we entered into an employment agreement with Frank Vaccaro, our President of Sales. The employment agreement provides for an initial term of employment of five years, with an additional renewal period of three years unless either the Company or Mr. Vaccaro deliver prior written notice to the other at least 60 days in advance of completion of the initial five-year term. During the first year of employment, Mr. Vaccaro received an annual salary of approximately $1,125,000, and during the remaining period of employment, Mr. Vaccaro is entitled to an annual salary of $750,000. Mr. Vaccaro’s employment agreement provides that for each year that he remains employed through the end of the fiscal year he will receive a bonus equal to 0.1% of the amount that (i) the aggregate amount of revenue received by the Company’s subsidiaries (other than any newly acquired businesses during the fiscal year of acquisition, if acquired after January 31, 2011) during the applicable fiscal year exceeds the aggregate amount of revenues received by such subsidiaries during the immediately preceding fiscal year, and (ii) with respect to any newly acquired businesses during the fiscal year of acquisition, acquired after January 31, 2011, the revenue generated by such business after the date of acquisition in the amount that it exceeds a pro-rated amount of such new business’ revenue in the twelve-month period prior to the acquisition by the Company.

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid during the fiscal years ended January 3, 2014 (“2013”) and December 28, 2012 (“2012”) to our Chief Executive Officer, and our two next most highly compensated executive officers, whom we sometimes refer to herein as the “Named Officers”.

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Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Deferred Compensation Earnings ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total

John P. Messina	2013	$208,000	(1)	$—	$32	$5,647,884	$—	$—	$—	$5,855,916

Chief Executive Officer and Chairman	2012	192,000		—	—	—	—	—	—	192,000

Frank Vaccaro	2013	629,808		—	326,657	1,647,083	—	—	108,530	2,712,078

President of Sales	2012	750,000		—	—	—	—	—	99,451	849,451

Mark S. Levine	2013	300,000		—	32	1,270,774	—	—	43,590	1,614,396

President and Chief Operating Officer	2012	300,000		—	177,000	—	—	—	29,732	506,732

(1)  Beginning on January 1, 2012 Mr.  Messina began receiving compensation from the Company in addition to his salary from TSE.

(2)  Represents automobile lease payments and health, life and disability insurance premiums paid by the Company.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information about all equity compensation awards held by the named Executive Officers as of January 3, 2014:

OUTSTANDING EQUITY AWARDS

	Option Awards						Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John Messina	7/18/13	—	2,000,000	—	$0.65	1/31/23		$	—	$—

Frank Vaccaro	7/18/13	625,000	—	—	0.65	1/31/23			—	—

Mark Levine	7/18/13	—	450,000	—	0.65	1/31/23			—	—

Compensation of Our Board of Directors

Beginning in Fiscal Year 2013 we began to issue on an annual basis, 20,000 restricted shares of our Common Stock to each of our independent directors as compensation for their services. Previously, the members of the Board did not receive any compensation for such service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We entered into a Master Service Agreement with Tri-State's affiliates TS Employment and TSE-PEO on August 27, 2010. These agreements provide for the provision of professional employer services for the Company and its subsidiaries. The majority shareholder of the Company who, with Tri-State and its wholly-owned affiliates, is beneficial owner of approximately 80% of our outstanding common stock as of the date hereof.

Tri-State provides professional employer services to us as part of a co-employment arrangement where Tri-State is the employer of record and we are the worksite employer. Professional employer services provided by Tri-State include payroll services, administration of employee benefits, workers' compensation insurance coverage, customer invoicing and accounts receivable collection services. These arrangements allow us to reduce certain insurance risks and costs. Due to the timing and payment of invoices received, the aggregate amount payable for accrued wages and related obligations provided by Tri-State was $9.4 million and $9.6 million as of January 3, 2014 and December 28, 2012, respectively.

We are charged an amount equal to the actual wages and associated payroll taxes for the employee plus an agreed upon rate for workers' compensation and health insurance as well as an administrative fee. The total amount charged by Tri-State for the Fiscal Years 2013 and 2012 was $717.2 million and $596.2 million, respectively. Tri-State charges us their current market rate for services, which is consistent with the amounts that it charges its other customers with its affiliate Group of PEOs.

The amounts owed to Tri-State are classified as related party loans payable. The principal amount increases or decreases based on periodic borrowings or repayments, and each subsidiary of the Company is charged interest at the rate of 12% per annum of their net loan payable. We recognized $1.7 million and $0.9 million of related party interest expense for Fiscal Years 2013 and 2012, respectively.

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On March 30, 2012, we entered into an agreement to convert $12.0 million of the loan payable to Tri-State into 25,962,788 shares of common stock, at a value per share of $0.4622 Additionally, on July 31, 2012, we and Tri-State agreed to convert an additional $2.1 million of the loan into 4,543,488 shares of common stock, at a value per share of $0.4622. These conversions are reflected in the loan payable - related party balance, after giving effect to the conversions noted above as of January 3, 2014 and December 28, 2012.

On May 7, 2013, our wholly owned subsidiary, CRS Group, Inc. (the “CRS Group”) acquired certain assets and assumed certain liabilities of the Summit Software Division ("Summit") of Tri-Tel Communications, Inc., a related party under common control (the "Summit Acquisition"). Accordingly, in accordance with ASC Topic 805, with respect to business combinations for transactions between entities under common control, the merger has been accounted for using Pooling-of-Interest with no adjustment to the historical basis of the assets and liabilities of CRS Group or Summit. Summit financial position and results of operations have therefore been included in all periods presented as if we had been combined at all times the entities were under common control. Pursuant to the terms of the agreement, we acquired certain assets and assumed certain liabilities in exchange for 21,000,000 shares of our common stock, valued at $0.65 per share or $13.75 million , the agreed upon value of Summit's business operations.

In the first quarter of 2014, the majority shareholder transferred 12,802,554 shares to certain employees of his 100% owned Tri-State group of companies as compensation for services rendered to the Tri-State group of companies. The following CRS officers and directors received the indicated number of shares:

Name	Number of Common Stock shares
John Messina	7,014,376
Joseph Cassera	500,000
James Foley	1,004,792
Gina L. Turtoro	150,719
Mark Levine	251,198

The following table provides data with respect to the largest aggregate balances, year ending balances, net proceeds paid and interest paid under our related party loans (amounts in thousands, except for interest rates):

	Fiscal Year Ended January 3, 2014				Fiscal Year ending December 28, 2012
Related Party Liabilities	Largest Aggregate Balance	Ending Balance	Net Proceeds (Principal Paid)	Interest Paid	Largest Aggregate Balance	Ending Balance	Net Proceeds (Principal Paid)	Interest Paid	Interest Paid
Accrued wages and related party obligations - due to related party	$15,959	$9,499	$(165,127)	N/A	$15,167	$9,649	$(141,052)	N/A	N/A
Current portion of related party long-term debt	$750	$-	$(750)	N/A	$750	$750	$-	N/A	N/A
Loan payable - related party	$3,589	$12,730	$(762,749)	1,693	$16,068	$15,748	$(646,024)	861	12%

ADDITIONAL INFORMATION

Submission of Stockholder Proposals for the 2015 Annual Meeting

You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2015 Annual Meeting of

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Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by us no later than January 31, 2015. If a stockholder intends to submit a proposal that is intended to be included in our proxy statement, or a nomination for director for our 2015 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no later than the 45th day and no earlier than the 75th day prior to the anniversary of the mailing of the proxy statement for the 2015 Annual Meeting. If the date of the 2015 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received no earlier than 120 days prior to the 2015 Annual Meeting and no later than the later of (i) the 90th day prior to the date of the 2015 Annual Meeting or (ii) the 10th day following the date on which public announcement of the date of the 2015 Annual Meeting is first made by the Company.

Other Proposed Action

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

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PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors consists of eight members. In accordance with our By-Laws, all of our Board members hold office until the next Annual Meeting of stockholders. At this Annual Meeting, all of the directors are nominees for reelection to serve until our next Annual Meeting.

Nominees

The Board of Directors approved John Messina, James Altucher, Joseph Cassera, Robert Cassera, Thomas Clarke, James Foley, Sylvan Holzer and Larry Melby as nominees for election to the Board of Directors at the Annual Meeting. If elected, each of the nominees will serve as a director until our next annual meeting in 2015 and until a successor is qualified and elected or until his or her earlier resignation or removal. Each of the nominees is currently a director of the Company. Please see “Information about the Directors and Nominees” on page [9] of this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the nominees. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each of John Messina, James Altucher, Sylvan Holzer, Joseph Cassera, Robert Cassera, Thomas Clarke, James Foley and Larry Melby as directors.

PROPOSAL TWO

ADVISORY [NON-BINDING] VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our Named Executive Officers for 2013.

The compensation paid to our Named Executive Officers, which is described on pages [14 through 16] of this proxy statement, is overseen by the Board and reflect our Company’s philosophy to pay all of our employees, including our Named Executive Officers, in ways that support the following principles:

•	support, attract and retain the best talent;

•	support a high-performance culture by rewarding excellence and achievement;

•	recognize and retain top-performing talent via differentiated rewards and opportunities;

•	reinforce alignment with our Company’s values (in particular, a focus on excellence);

•	create alignment with our Company’s long-term performance; and

•	provide an opportunity for our executive employees to share in the success we create together.

To help achieve these objectives, we have attempted to structure our Named Executive Officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.

Based on the above, we request that stockholders approve the compensation of the Company’s Named Executive Officers as described pursuant to the disclosure rules of the Securities and Exchange Commission pursuant to the following resolution:

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RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the narrative discussion and compensation table[s] in the executive compensation discussion, is hereby APPROVED.

Vote Required

Approval of Named Executive Officer compensation requires the approval of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The Board of Directors recommends that stockholders vote “FOR” to approve the compensation paid to the Company’s Named Executive Officers.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our financial statements for fiscal year 2012 were audited by Rosen Seymour Shapss Martin and Company LLP, an independent registered public accounting firm. On December 27, 2013, our Audit Committee replaced Rosen Seymour Shapss Martin & Company LLP as our independent registered public accounting firm and engaged Crowe Horwath LLP as our independent registered public accounting firm effective January 3, 2014. Our financial statements for fiscal year 2013 have been audited by Crowe Horwath LLP.

Our Board of Directors selected Crowe Horwath LLP as our independent registered public accountants for the fiscal year ending January 2, 2015 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Crowe Horwath LLP, the Board may reconsider its selection. Notwithstanding its selection or voting results, the Board, in its discretion, may appoint new independent registered public accountants at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

We expect that representatives of Crowe Horwath LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Crowe Horwath LLP as our independent registered public accountants for fiscal year ending January 2, 2015. Abstentions are treated as shares of Common Stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Crowe Horwath LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending January 2, 2015.

By Order of the Board of Directors,

Gina L. Russo
Secretary

Dated: November 26, 2014

20

CORPORATE RESOURCE SERVICES, INC.

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 22, 2014. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement of Corporate Resource Services, Inc. in connection with the 2014 Annual Meeting to be held on December 22, 2014, and appoints Michael Golde and John Messina, or either of them, proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to represent and to vote, all the shares of common stock of Corporate Resource Services, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Company’s Annual Meeting of Stockholders (“Annual Meeting”) on December 22, 2014 and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting, hereby revoking any proxy heretofore given. The proxy holder appointed hereby is further authorized to vote in his discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified. If no direction is made, this proxy will be voted in favor of all proposals.

THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED ON PROPOSAL 1, “FOR” PROPOSALS 2 AND 3.

☒ Please mark your votes as in this example using dark ink only.

1.           The election of the following nominees to the Company’s Board of Directors to serve until the 2015 Annual Meeting of Shareholders: John Messina, James Altucher, Sylvan Holzer, Joseph Cassera, Robert Cassera, Thomas J. Clarke, Jr., James Foley and Larry Melby.

FOR	☐
all nominees
(except as marked
to the contrary below)

WITHHOLD ☐
AUTHORITY
to vote for all
nominees listed above

	FOR ALL EXCEPT	☐

	John Messina	☐
	James Altucher	☐
	Sylvan Holzer	☐
	Joseph Cassera	☐
	Robert Cassera	☐
	Thomas J. Clarke, Jr.	☐
	James Foley	☐
	Larry Melby	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee you wish to withhold authority.

2.	The approval of a non-binding advisory proposal to approve named executive officer compensation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending January 3, 2015.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

Please sign exactly as your name appears and return this proxy card immediately in the enclosed stamped self-addressed envelope.

Signature(s)	Signature

Dated:

NOTE: Please mark, date and sign exactly as name(s) appear on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. Executors, administrators, attorneys, trustees, or guardians should state full title or capacity. Joint owners should each sign. If signer is a partnership, please sign in partnership name by authorized person.